                                                                     Exhibit 4.8

          ============================================================



                          CONTINENTAL CABLEVISION, INC.



                                       and

                         BANK OF MONTREAL TRUST COMPANY,

                                   as Trustee

                                   ----------



                                    INDENTURE

                          Dated as of December 13, 1995


                                   ----------



                                  $600,000,000

                           8.30% Senior Notes Due 2006

          ============================================================

                               TABLE OF CONTENTS*



                                                                            Page
                                                                            ----
PARTIES..............................................                          1
RECITALS.............................................                          1
     Purpose of Indenture............................                          1
     Form of Face of Note............................                          1
     Form of Trustee's Certificate of
       Authentication................................                          4
     Form of Reverse of Note.........................                          5
     Assignment Form.................................                         10
     Option of Holder to Elect Prepayment............                         11
     Compliance with Legal Requirements..............                         12


                                   ARTICLE ONE
                                   DEFINITIONS

SECTION 1.01    Definitions..........................                         12
                Acceleration Notice..................                         12
                Accreted Value.......................                         12
                Affiliate............................                         13
                Annualized Cash Flow.................                         13
                Banking Day..........................                         13
                Board of Directors...................                         13
                Capital Stock........................                         13
                Common Stock.........................                         13
                Company..............................                         14
                Defaulted Interest...................                         14
                Depositary...........................                         14
                Event of Default.....................                         14
                Exchange Notes.......................                         14
                Exempt Repurchase Indebtedness.......                         14
                Exempt Repurchase....................                         14
                GAAP.................................                         15
                Global Notes.........................                         15
                Indebtedness.........................                         15
                Indenture............................                         16
                Initial Tender Period................                         16
                Institutional Accredited Investor....                         16
                Interest Rate Agreement..............                         16


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*     This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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                Investment Grade Rated...............                         16
                June Senior Debt Securities...........                        17
                Lien.................................                         17
                New Borrowing Group..................                         17
                1998-1999 Share Repurchase
                  Program............................                         18
                1995 Credit Facility.................                         18
                1994 Credit Facility.................                         18
                1992 Preferred Stock.................                         18

                Non-U.S. Person......................                         18
                Note or Notes; Outstanding...........                         18
                Noteholder...........................                         19
                Note Restricted Group................                         19
                Officers' Certificate................                         19
                Offshore Global Note.................                         20
                Offshore Notes Exchange Date.........                         20
                Offshore Physical Notes..............                         20
                Operating Cash Flow..................                         20
                Opinion of Counsel...................                         21
                Permanent Offshore Global Note.......                         21
                Person...............................                         21
                Physical Notes.......................                         21
                Pre-Acceleration Notice..............                         21
                Predecessor Note.....................                         21
                Preferred Event Put Notice...........                         21
                Preferred Event Redemption Date......                         21
                Preferred Event Redemption Price.....                         21
                Preferred Stock Change
                  of Control Event...................                         21
                Preferred Stock Redemption Payment...                         22
                Principal Office of the Trustee......                         22
                Principal Property...................                         22
                Private Placement Legend.............                         22
                Proposed Date........................                         22
                Put Option Borrowing.................                         22
                Put Option Redemption Date...........                         23
                Put Option Redemption Price..........                         23
                Put Option Stock Repurchase..........                         23
                Put Option Transaction...............                         23
                Put Option Transaction Date..........                         23
                QIB..................................                         23
                Registration.........................                         23
                Registration Rights Agreement........                         23
                Registration Statement...............                         23
                Regulation S.........................                         23
                Responsible Officer..................                         23

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
                Restricted Payments..................                         23
                Restricted Stock Purchase
                Agreement............................                         23
                Rule 144A............................                         24
                SEC..................................                         24
                Securities Act of 1933...............                         24
                Senior Subordinated Debt.............                         24
                Stock Liquidation Agreement..........                         24
                Subsidiary...........................                         24
                Temporary Offshore Global Note.......                         24
                Tender Discharge Date................                         24
                Tender Period........................                         24
                Total Interest Expense...............                         24
                Trustee..............................                         25
                Trust Indenture Act of 1939..........                         25
                2005 Debentures......................                         25
                2001 Notes...........................                         25
                2013 Debentures......................                         25
                Unrestricted Subsidiary..............                         25
                U.S. Global Note.....................                         25
                U.S. Government Obligations..........                         25
                U.S. Physical Notes..................                         26
                Vice President.......................                         26


                                   ARTICLE TWO
                 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                                EXCHANGE OF NOTES


SECTION 2.01   Designation, Amount and Issue of
                 Notes................................                        26
        2.02   Form of Notes..........................                        26
        2.03   Restrictive Legends....................                        27
        2.04   Date and Denomination of Notes.........                        29
        2.05   Execution of Notes.....................                        31
        2.06   Exchange and Registration of
                 Notes; Transfer of Notes.............                        32
        2.07   Book-Entry Provisions for U.S. Global
               Note and Offshore Global Note........                          33
        2.08   Special Transfer Provisions............                        35
        2.09   Mutilated, Destroyed, Lost or
                 Stolen Notes.........................                        39
        2.10   Temporary Notes........................                        40
        2.11   Cancellation of Notes Paid, etc........                        41
        2.12   CUSIP Numbers..........................                        41

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                                  ARTICLE THREE
                       REDEMPTION OF NOTES; PREPAYMENT AT
                            THE OPTION OF THE HOLDERS


SECTION 3.01   Redemption at the Option of the
                 Company..............................                        41
        3.02   Prepayment at the Option of the
                 Holder - Preferred Stock
                 Redemption Payment...................                        41
        3.03   Prepayment at the Option of the
                 Holder - Exempt Repurchases
                 and Borrowing........................                        44
        3.04   Mailing of Notices.....................                        46
        3.05   Cancellation of Notes
                 after Prepayment.....................                        47


                                  ARTICLE FOUR
                       PARTICULAR COVENANTS OF THE COMPANY


SECTION 4.01   Payment of Principal, Premium and
                 Interest............................                         47
        4.02   Offices for Notices and Payments,
                 etc.................................                         47
        4.03   Appointments to Fill Vacancies
                 in Trustee's Office.................                         48
        4.04   Provision as to Paying Agent..........                         48
        4.05   Corporate Existence and Maintenance
                 of Properties.......................                         49
        4.06   Restricted Payments...................                         49
        4.07   Limitation on Indebtedness............                         50
        4.08   Limitation on Investment in
                 Subsidiaries other than Note
                 Restricted Group....................                         50
        4.09   Transactions with Stockholders and
                 Affiliates..........................                         51
        4.10   Certificate to Trustee................                         51
        4.11  Limitation on Liens...................                         51


                                      -iv-
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                                  ARTICLE FIVE
                  NOTEHOLDERS LISTS AND REPORTS BY THE COMPANY
                                 AND THE TRUSTEE


SECTION 5.01   Noteholders Lists.....................                         53
        5.02   Reports by the Company................                         53
        5.03   Reports by the Trustee................                         54



                                   ARTICLE SIX
                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                    ON THE OCCURRENCE OF AN EVENT OF DEFAULT


SECTION 6.01   Events of Default.....................                         54
        6.02   Payment of Notes on Default;
                 Suit Therefor.......................                         57
        6.03   Application of Monies Collected
                 by Trustee..........................                         59
        6.04   Proceedings by Noteholder.............                         60
        6.05   Proceedings by Trustee................                         61
        6.06   Remedies Cumulative and Continuing....                         61
        6.07   Direction of Proceedings and Waiver
                 of Defaults by Majority
                 Noteholders.........................                         61


                                  ARTICLE SEVEN
                             CONCERNING THE TRUSTEE


SECTION 7.01   Duties and Responsibilities of
                 Trustee; During Default;
                 Prior to Default....................                         62
        7.02   Certain Rights of the Trustee.........                         64
        7.03   No Responsibility for Recitals, etc...                         65
        7.04   Trustee, Paying Agents or Registrar
                 May Own Notes.......................                         65
        7.05   Monies to Be Held in Trust............                         65
        7.06   Compensation and Expenses of
                 Trustee.............................                         66
        7.07   Officers' Certificate as Evidence.....                         66
        7.08   Eligibility of Trustee................                         67
        7.09   Resignation or Removal of Trustee.....                         67
        7.10   Acceptance by Successor Trustee.......                         68

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        7.11   Succession by Merger, etc.............                         69
        7.12   Disqualification; Conflicting
                 Interests...........................                         70


                                  ARTICLE EIGHT
                           CONCERNING THE NOTEHOLDERS


SECTION 8.01   Action by Noteholders.................                         70
        8.02   Proof of Execution by
                 Noteholders; Record Date............                         70
        8.03   Who Are Deemed Absolute Owners........                         71
        8.04   Company-Owned Notes Disregarded.......                         71
        8.05   Revocation of Consents; Future
                 Holders Bound.......................                         71


                                  ARTICLE NINE
                              NOTEHOLDERS' MEETINGS


SECTION  9.01  Purposes of Meetings..................                         72
         9.02  Call of Meetings by Trustee...........                         72
         9.03  Call of Meetings by Company or
                 Noteholders.........................                         73
         9.04  Qualifications for Voting.............                         73
         9.05  Regulations...........................                         73
         9.06  Voting................................                         74
         9.07  No Delay of Rights by Meeting.........                         74


                                   ARTICLE TEN
                             SUPPLEMENTAL INDENTURES


SECTION 10.01  Supplemental Indentures without
                 Consent of Noteholders.............                          75
        10.02  Supplemental Indentures with Consent
                 of Noteholders......................                         76
        10.03  Compliance with Trust Indenture Act;
                 Effect of Supplemental Indentures...                         77
        10.04  Notation on Notes.....................                         77
        10.05  Evidence of Compliance of Supple-
                 mental Indenture to Be Furnished
                 to the Trustee......................                         77

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                                 ARTICLE ELEVEN
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE


SECTION 11.01  Company May Consolidate, etc., on
                 Certain Terms.......................                         78
        11.02  Successor Corporation to Be
                 Substituted.........................                         78
        11.03  Opinion of Counsel to Be Given
                 to Trustee..........................                         79


                                 ARTICLE TWELVE
                     SATISFACTION AND DISCHARGE OF INDENTURE


SECTION 12.01  Discharge of Indenture................                         79
        12.02  Deposited Monies to Be Held in Trust
                 by Trustee..........................                         80
        12.03  Paying Agent to Repay Monies Held.....                         80
        12.04  Return of Unclaimed Monies............                         80


                                ARTICLE THIRTEEN
                                   DEFEASANCE

SECTION 13.01  Defeasance in Respect of
                 the Notes...........................                         80


                                ARTICLE FOURTEEN
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                        OFFICERS, DIRECTORS AND EMPLOYEES


SECTION 14.01  Indenture and Notes Solely
                 Corporate Obligations...............                         82

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                                 ARTICLE FIFTEEN
                            MISCELLANEOUS PROVISIONS


SECTION 15.01  Provisions Binding on Company's
                 Successors..........................                         83
        15.02  Official Acts by Successor
                 Corporation.........................                         83
        15.03  Addresses for Notices, etc............                         83
        15.04  Governing Law.........................                         83
        15.05  Evidence of Compliance with
                 Conditions Precedent................                         83
        15.06  Legal Holidays........................                         84
        15.07  Trust Indenture Act to Control........                         84
        15.08  No Security Interest Created..........                         84
        15.09  Benefits of Indenture.................                         84
        15.10  Table of Contents, Headings, etc......                         85
        15.11  Execution in Counterparts.............                         85

Signatures...........................................                         86
Acknowledgments......................................                         87


EXHIBIT A        Form of Certificate...................                      A-1

EXHIBIT B        Form of Certificate to Be Delivered
                 in Connection with Transfers to
                 Non-QIB Accredited Investors..........                      B-1

EXHIBIT C        Form of Certificate to Be Delivered
                 in Connection with Transfers Pursuant
                 to Regulation S.......................                      C-1

              THIS INDENTURE dated as of December 13, 1995 between CONTINENTAL CABLEVISION, INC., a Delaware corporation (hereinafter sometimes called the "Company"), and BANK OF MONTREAL TRUST COMPANY, a New York banking corporation, as trustee hereunder (hereinafter sometimes called the "Trustee"),

                              W I T N E S S E T H:


              WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 8.30% Senior Notes Due 2006 (hereinafter sometimes called the "Notes"), in an aggregate principal amount not to exceed $600,000,000 (except as otherwise provided below) and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

              WHEREAS, the Notes and the certificate of authentication to be borne by the Notes are to be substantially in the following forms, respectively:

                             [FORM OF FACE OF NOTE]

No. R-                                                                 $
CUSIP No.____________

                          CONTINENTAL CABLEVISION, INC.

                           8.30% Senior Note Due 2006


              CONTINENTAL CABLEVISION, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"),
for value received, hereby promises to pay to         , or registered assigns,
the principal sum of    Dollars on May 15, 2006 at the office or agency of the
Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 15 and November 15 of each year, commencing on May 15, 1996 on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note [(subject to adjustment as provided below)]*, from the May 15 or the November 15, as the case may be, next preceding the date of this Note to which

--------
* To be deleted in Exchange Notes.

interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from December 13, 1995 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any May 1 or November 1, as the case may be, and before the following May 15 or November 15, this Note shall bear interest from such May 15 or November 15; provided, however, that if the Company shall default in the payment of interest due on such May 15 or November 15, then this Note shall bear interest from the next preceding May 15 or November 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Notes, from December 13, 1995. The interest so payable on any May 15 or November 15 will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the record date which shall be the May 1 or November 1 (whether or not a business day) next preceding such May 15 or November 15; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

              [If an exchange offer registered under the Securities Act of 1933 (as defined in the Indenture) is not consummated, or a registration statement under the Securities Act of 1933 with respect to resales of the Notes is not declared effective by the SEC (as defined in the Indenture), by the 180th calendar day following the initial sale of the Notes, in accordance with the terms of a Registration Rights Agreement dated December 13, 1995 by and among the Company, Morgan Stanley & Co. Incorporated and Lazard Freres & Co. LLC, interest due per annum on the Notes shall be increased by one-half of one percent, commencing as of the 181st calendar day following the initial sale of the Notes, until the date such exchange offer is consummated or the date such resale registration statement becomes effective. The holder of this Note is entitled to the benefits of such Registration Rights Agreement.]*

              Reference is made to the further provisions of this Note set forth on the reverse side hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

--------
* To be deleted in Exchange Notes.

              This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

              This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

              IN WITNESS WHEREOF, CONTINENTAL CABLEVISION, INC. has caused this instrument to be duly executed.



                                                 CONTINENTAL CABLEVISION, INC.



                                                 By____________________________
                                                            [Title]

Attest:


______________________
     [Title]

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION



              This is one of the Notes described in the within-mentioned Indenture.

Dated:

                                                 BANK OF MONTREAL TRUST COMPANY
                                                      as Trustee


                                                 By__________________________
                                                          Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                          CONTINENTAL CABLEVISION, INC.

                           8.30% Senior Note Due 2006



              1. This Note is one of a duly authorized issue of Notes of the Company, designated as its 8.30% Senior Notes Due 2006 (herein called the "Notes"), limited (except as otherwise provided in the Indenture mentioned below) to the aggregate principal amount of $600,000,000, all issued or to be issued under and pursuant to an Indenture dated as of December 13, 1995 (herein called the "Indenture"), duly executed and delivered in the Borough of Manhattan, The City of New York, the State of New York, by the Company to Bank of Montreal Trust Company, Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

              2. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

              3. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that hereinbefore provided without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

              4. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

              5. The Notes are issuable in registered form without coupons in denominations of $100,000 and any multiple of $50,000 in excess thereof. At the office or agency of the Company in the Borough of Manhattan, The City of New York and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

              6. The Notes shall not be redeemable at the option of the Company.

              7. If the Company proposes to make certain cash redemptions (a "Preferred Stock Redemption Payment", as defined in the Indenture) with respect to its 1992 Preferred Stock (as defined in the Indenture) in connection with a Preferred Stock Change of Control Event (as defined in the Indenture), the Company shall mail notice thereof (the "Preferred Event Put Notice", as defined in the Indenture) to each holder of Notes at his or her last registered address at least 31 and no more than 60 days before the proposed date of such Preferred Stock Redemption Payment. For 30 days from the date of the Preferred Event Put Notice, or such longer period as the Company may elect by written notice to the holders of the Notes (the "Tender Period", as defined in the Indenture), each holder of the Notes shall have the right to tender all, but not less than all, his or her Notes to the Company and thereby require the Company to prepay, on the date (if any) of the Preferred Stock Redemption Payment (which shall be (i) at least 31 and no more than 60 days after the date of the Preferred Event Put Notice and (ii) no more than five days after the last day of the Tender Period), all, but not less than all, of such holder's Notes at the principal amount thereof together with accrued interest to the date fixed for prepayment. Such date shall be the same as the date on which the Company repurchases any 2001 Notes, 2005 Debentures, 2013

Debentures or June Senior Debt Securities (as such terms are defined in the Indenture) as a result of a Preferred Stock Redemption Payment. If the proposed Preferred Stock Redemption Payment is not made on or prior to the earlier to occur of (i) the 60th day after the date of the Preferred Event Put Notice with respect thereto or (ii) the fifth day after the last day of the Tender Period, the Company shall no longer have the right or obligation to prepay Notes tendered in connection with, and as a result of, such proposed Preferred Stock Redemption Payment and the Company shall cause the Notes tendered by each holder to be returned to such holder. The Company shall not thereafter make a Preferred Stock Redemption Payment unless a subsequent Preferred Event Put Notice has been sent to the holders of the Notes in connection therewith. If the Company has previously satisfied and discharged the Indenture or has previously effected a defeasance with respect to the Notes, the right of a holder to require such a prepayment shall expire.

              8. If the Company proposes to make certain repurchases with respect to the Common Stock (as defined in the Indenture) or certain borrowings, and immediately after any such repurchase or borrowing (and related transactions) the aggregate Indebtedness (as so defined) of the Note Restricted Group (as defined in the Indenture) would exceed certain specified levels (each a "Put Option Transaction", as defined in the Indenture), the Company shall mail notice thereof to each holder of the Notes at his or her last registered address not less than 15 days nor more than 45 days before the proposed date of such Put Option Transaction. On the date the Put Option Transaction takes place (which shall be no more than 30 days after the date proposed in the initial notice provided by the Company), the Company shall mail notice thereof to each holder of the Notes at his or her last registered address. For 30 days from the date of such notice, each holder of the Notes shall have the right to tender his or her Notes to the Company and thereby require the Company to prepay all, but not less than all, of such holder's Notes at a price equal to the principal amount of such Notes plus accrued interest thereon to the date fixed for prepayment (which shall be 35 days from the date on which the Put Option Transaction takes place), plus a premium (expressed as a percentage of the principal amount prepaid) determined as follows:

              If prepaid during the 18-month period ending May 14, 1997 or during the subsequent 12-month periods, each ending May 14,

            Year          Premium           Year                       Premium
            ----          -------           ----                       -------
            1997          8.3000%           2002                       3.1125%
            1998          7.2625%           2003                       2.0750%
            1999          6.2250%           2004                       1.0375%
            2000          5.1875%           2005 and thereafter          -0-
            2001          4.1500%

Following the consummation of a Put Option Transaction and the repurchase of those Notes, if any, properly tendered for repurchase, (i) holders of Notes will have no further right to cause the Company to prepay their Notes as a result of any subsequent Put Option Transaction and (ii) the Company will no longer be bound by certain covenants as set forth in the Indenture. If the Company has previously satisfied and discharged the Indenture or has previously effected a defeasance with respect to the Notes, the right of a holder to request such a prepayment shall expire.

              9. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

              10. The Company, the Trustee, any paying agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment hereof, or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

              11. No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                                 --------------

                                 ASSIGNMENT FORM

For value received
                   ________________________________________

hereby sell, assign and transfer unto



              ____________________________________


              ____________________________________
              Please insert social security or
              other identifying number of assignee

              Please print or typewrite name and
              address including zip code of
              assignee:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________

the within Note and do hereby irrevocably constitute and appoint
_________________ Attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Date:                  Your Signature:
     ________________                 ______________________
                                      (Sign exactly as
                                      name appears on the
                                      other side of this
                                      Note)


Signature Guarantee:__________________________________________ (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                               [MANNER OF TRANSFER

              Transfer to Continental Cablevision, Inc.     [  ]
              Transfer to Qualified Institutional Buyer [ ] Transfer to Institutional Accredited Investor [ ] Transfer outside the United States in compliance with Rule 904 under
                the Securities Act of 1933                  [  ]

                                ______________]*


                      OPTION OF HOLDER TO ELECT PREPAYMENT


              If you want to elect to have this Note prepaid in its entirety by the Company pursuant to Section 3.02 or 3.03 of the Indenture, check the box:







Dated:                                  Your Signature:___________________
                                        (Sign exactly as name appears on
                                        the other side of this Note)



Signature Guarantee:__________________________________________ (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


                                _________________


--------
* To be deleted in the Exchange Notes.

              AND WHEREAS all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, and issued, valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

              NOW, THEREFORE, THIS INDENTURE WITNESSETH:

              That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

              SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section
1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act of 1933 as in force at the date of the execution of this Indenture; provided that with respect to the Registration of the Notes, the Securities Act of 1933 shall mean said Securities Act of 1933 as in force at the relevant time of Registration.

              Acceleration Notice: The term "Acceleration Notice" shall have the meaning specified in Section 6.01.

              Accreted Value: The term "Accreted Value", for each share of 1992 Preferred Stock, as of any date, shall mean the sum of $350 and an amount calculated to provide the holder of a share of 1992 Preferred Stock, as of such date, with a yield of eight percent thereon, compounded semi-annually in arrears, from the date issued to and including such date, provided that such Accreted Value shall be reduced by the fair market value at such date of any dividends or distributions which have been previously paid on such share of 1992 Preferred Stock, assuming the same eight percent per annum yield from the date of payment of such dividend or distribution and compounded on the same basis. The fair market value of any non-cash dividend or distribution shall be (a) in the case of any securities, the current market price of such securities (determined in accordance with the terms of the Company's Certificate of Incorporation); and
(b) in the case of any other property, the fair market value of such property on a fully-distributed basis as determined at the time of such distribution by investment bankers mutually agreeable to the Company and the holders of a majority of the voting power represented by the outstanding shares of 1992 Preferred Stock.

              Affiliate: The term "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

              Annualized Cash Flow: The term "Annualized Cash Flow" shall mean Operating Cash Flow for the latest fiscal quarter for which financial statements are available multiplied by four.

              Banking Day: The term "Banking Day" shall mean any day other than a day on which commercial banks are required to close in the Borough of Manhattan, The City of New York.

              Board of Directors: The term "Board of Directors" shall mean the Board of Directors of the Company, or the Executive Committee thereof, as from time to time constituted, or any other committee of such Board duly authorized to act for it in respect of matters pertaining to this Indenture.

              Capital Stock: The term "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and 1992 Preferred Stock.

              Common Stock: The term "Common Stock" shall mean the Common Stock of the Company, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such Common Stock.

              Company: The term "Company" shall mean Continental Cablevision, Inc., a Delaware corporation, and subject to the provisions of Article Eleven, shall include its successors and assigns.

              Defaulted Interest: The term "Defaulted Interest" shall have the meaning specified in Section 2.04.

              Depositary: The term "Depositary" shall mean The Depository Trust Company, its nominees, and their respective successors.

              Event of Default: The term "Event of Default" shall mean any event specified in Section 6.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

              Exchange Notes: The term "Exchange Notes" shall mean 8.30% Senior Notes Due 2006 issued by the Company, and containing terms identical to those of the Notes (except that such Exchange Notes (i) shall have been issued in an exchange offer registered under the Securities Act of 1933 and (ii) shall have an interest rate of 8.30% per annum, without provision for adjustment as provided on the face of the Notes), that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

              Exempt Repurchase Indebtedness: The term "Exempt Repurchase Indebtedness" shall mean Indebtedness or any portion thereof specifically incurred or to be incurred (in either instance, within 75 days of the Exempt Repurchase to which it relates) for the purpose of making an Exempt Repurchase, or a refinancing thereof.

              Exempt Repurchase: The term "Exempt Repurchase" shall mean the repurchase by the Company at any time or from time to time of up to 16,684,150 shares of its Common Stock that are subject to the 1998-1999 Share Repurchase Program, provided that the Company shall have received prior to any such Exempt Repurchase of Common Stock an opinion of an investment banker knowledgeable in the communications industry (who may be the Company's investment banker) that the price per share of Common Stock paid pursuant to any such Exempt Repurchase does not exceed the greater of (A) the dollar amount that a holder of Common Stock would then receive per share of Common Stock upon a sale of the Company as a whole pursuant to a merger or sale of stock or, if greater, the dollar amount that a holder of Common Stock would then receive per share of Common Stock derived from the sale of the Company's assets and subsequent distribution of the proceeds therefrom (net of taxes, including corporate, sales and capital gain taxes in connection with such sale of assets), in each case less a discount of 22.5 percent or (B) the net proceeds which would be expected to be received by a shareholder of the Company from the sale of a share of the Company's Common Stock in an underwritten public offering held at the time any such Exempt Repurchase is to occur after being reduced by pro forma expenses and underwriting discounts unless the Common Stock is publicly traded and such expenses and underwriting discounts would not be incurred in connection with an underwritten public sale of a shareholder's non-registered shares in the opinion of the investment banker; provided, further, that no such opinion of an investment banker shall be required for repurchases of shares of Common Stock which are subject to the 1998-1999 Share Repurchase Program to the extent that the aggregate purchase price paid therefor in any calendar year does not exceed $10,000,000.

              GAAP: The term "GAAP" shall mean generally accepted accounting principles in the United States as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

              Global Notes: The term "Global Notes" shall have the meaning specified in Section 2.02.

              Indebtedness: The term "Indebtedness" shall mean (without duplication), with respect to any Person, any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included, the maximum fixed repurchase price of any equity securities or other similar interests of such Person which by their terms or otherwise are required to be redeemed prior to the maturity of the Notes or at the option of the holder thereof, obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, all obligations to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments, and guaranties of any of the above items (whether or not such items would appear upon such balance sheet). The term "Indebtedness" shall not include (i) any Interest Rate Agreement, however denominated, of the Company or any of its Subsidiaries, (ii) as to the Note Restricted Group, any indebtedness of any Subsidiary which is non-recourse to the Note Restricted Group or any pledge of the stock of any such Subsidiary to secure such indebtedness, (iii) as to the Note Restricted Group, Indebtedness of a Subsidiary that is part of the Note Restricted Group to the Company or another Subsidiary that is part of the Note Restricted Group, and Indebtedness of the Company to a Subsidiary that is part of the Note Restricted Group, (iv) any obligation of the Company to redeem, or to pay dividends on, its outstanding 1992 Preferred Stock, (v) any obligation of the Company to repurchase shares of its outstanding Common Stock pursuant to the 1998-1999 Share Repurchase Program, or (vi) any equity securities or other similar interests which, at the option of the Company or otherwise, are redeemable into shares of Capital Stock of the Company.

              Indenture: The term "Indenture" shall mean this instrument as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

              Initial Tender Period: The term "Initial Tender Period" shall have the meaning specified in Section 3.02(a).

              Institutional Accredited Investor: The term "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933.

              Interest Rate Agreement: The term "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

              Investment Grade Rated: The term "Investment Grade Rated" shall mean, with respect to any security, both a rating of such security by Standard & Poor's Ratings Group (or successor entity) of BBB- or better and a rating of such security by Moody's Investors Service (or successor entity) of Baa3 or better.

              June Senior Debt Securities: The term "June Senior Debt Securities" shall mean the 8-5/8% Senior Notes Due August 15, 2003 of the Company issued pursuant to an indenture dated as of June 1, 1993 between the Company and The First National Bank of Chicago, as trustee, and the 9% Senior Debentures Due September 1, 2008 of the Company issued pursuant to an indenture dated as of June 1, 1993 between the Company and The First National Bank of Chicago, as trustee.

              Lien: The term "Lien" shall mean, as to the Note Restricted Group and as used in the definition of "Indebtedness", any mortgage, pledge, lien or security interest except for (i) pledges of the stock of any Subsidiaries that are not part of the Note Restricted Group to secure Indebtedness; (ii) Liens for taxes, assessments or governmental charges or claims the payment of which is being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary that is part of the Note Restricted Group shall have created adequate reserves on its books; (iii) Liens of mechanics, carriers, warehousemen or materialmen arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith; (iv) Liens resulting from deposits or pledges made in the ordinary course of business to secure payment of workers' compensation, unemployment insurance, old age pension or other social security, or in connection with, or to secure the performance of, bids, tenders or contracts made in the ordinary course of business, or to secure statutory obligations or surety, performance or appeal bonds; (v) Liens in respect of judgments or awards the payment of which is being contested in good faith by appropriate proceedings and with respect to which the Note Restricted Group shall have created adequate reserves on its books; (vi) purchase money security interests (including mortgages, any conditional sale or other title retention agreement and any capitalized lease); provided, however, that the principal amount of Indebtedness secured by each such security interest in each such item (or group of items) of property shall not exceed the cost of the item (or group of items) subject thereto and each such security interest shall attach only to the particular item (or group of items) so acquired and any additions or accessions thereto; (vii) landlord's or lessor's Liens under leases to which any member of the Note Restricted Group is a party; and (viii) Liens of utilities and other persons pursuant to pole attachment agreements, and restrictions on the transfer of rights under franchises or pole attachment agreements, and any encumbrances created in favor of franchising authorities and subscribers by provisions of franchises on cable television plant and equipment located in the areas covered thereby.

              New Borrowing Group: The term "New Borrowing Group" shall mean those certain Subsidiaries of the Company that are parties to the 1995 Credit Facility, whether as borrowers or as guarantors.

              1998-1999 Share Repurchase Program: The term "1998-1999 Share Repurchase Program" shall mean the Common Stock repurchase program of the Company under the Stock Liquidation Agreement under which the Company will offer to purchase, and certain shareholders of the Company will sell to the Company, on December 15, 1998 (or January 15, 1999, at the election of each such shareholder), at a price established pursuant to a specified formula, up to 16,684,150 shares of Common Stock.

              1995 Credit Facility: The term "1995 Credit Facility" shall mean that certain Credit Agreement dated as of July 18, 1995, among Colony Communications, Inc., a Rhode Island corporation, Columbia Cable of Michigan, Inc., a Delaware corporation, and each of their respective Subsidiaries and certain financial institutions, as amended from time to time.

              1994 Credit Facility: The term "1994 Credit Facility" shall mean that certain Amended and Restated Credit Agreement dated as of October 1, 1994, among the Company, the Restricted Subsidiaries and certain financial institutions, as amended from time to time.

              1992 Preferred Stock: The term "1992 Preferred Stock" shall mean the Series A Participating Convertible Preferred Stock, $.01 par value per share, of the Company.

              Non-U.S. Person: The term "Non-U.S. Person" shall mean a person who is not a U.S. person, as defined in Regulation S.

              Note or Notes; Outstanding. The terms "Note" or "Notes" shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Notes and Exchange Notes shall vote together as one series of Notes under this Indenture.

              The term "outstanding", when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

              (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

              (b) Notes, or portions thereof, for the payment or prepayment of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that, if such Notes are to be prepaid prior to the maturity thereof, notice of such prepayment shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

              (c) Notes replaced pursuant to Section 2.09 or in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.09 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in whose hands the Notes are valid obligations of the Company.

              Noteholder: The terms "Noteholder" or "holder of Notes", or other similar terms, shall mean any person in whose name at the time a particular Note is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

              Note Restricted Group: The term "Note Restricted Group" shall mean the Company and (i) any Subsidiary that is a member of the New Borrowing Group and any other Subsidiary of the Company, whether existing on or after the date of this Indenture, which has been designated a Restricted Subsidiary for purposes of the Company's 1994 Credit Facility, unless any such Subsidiary is subsequently classified as a Subsidiary that is not part of the Note Restricted Group by the Company for purposes of this Indenture, as evidenced by an Officers' Certificate delivered to the Trustee, and (ii) any Subsidiary which is classified as a member of the Note Restricted Group for purposes of this Indenture by the Company, as evidenced by an Officers' Certificate delivered to the Trustee. The Company may not classify a Subsidiary as not part of the Note Restricted Group for purposes of this Indenture if such Subsidiary is classified as a Restricted Subsidiary for purposes of the 1994 Credit Facility or any similar, successor agreements.

              Officers' Certificate: The term "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. Each such certificate shall include the statements provided for in
Section 15.05 if and to the extent required by the provisions of such Section.

              Offshore Global Note: The term "Offshore Global Note" shall have the meaning provided in Section 2.02.

              Offshore Notes Exchange Date: The term "Offshore Notes Exchange Date" shall have the meaning provided in Section 2.02.

              Offshore Physical Notes: The term "Offshore Physical Notes" shall have the meaning provided in Section 2.02.

              Operating Cash Flow: The term "Operating Cash Flow" shall mean, for any period, an amount equal to (i) aggregate operating revenues plus interest and ordinary dividend income minus (ii) aggregate operating expenses, excluding therefrom non- operating expenses such as interest expense, depreciation and amortization, non-cash amounts and taxes on income, of the Note Restricted Group for such period, determined on a consolidated basis, after eliminating all inter-company items, in accordance with generally accepted accounting principles consistently applied. For purposes of calculating Operating Cash Flow, there shall be included in the Operating Cash Flow of the Note Restricted Group for any fiscal quarter for which Operating Cash Flow is being calculated the Operating Cash Flow for such fiscal period of any Subsidiary which has been designated a Subsidiary that is part of the Note Restricted Group or of any operating assets acquired by the Company or a Subsidiary that is part of the Note Restricted Group (including assets constituting a cable television system acquired by the Company or a Subsidiary that is part of the Note Restricted Group) after the commencement of such fiscal period. If the actual financial statements of any such new Subsidiary to the Note Restricted Group or new operating assets for any fiscal period or portion thereof prior to the inclusion of such Subsidiary as part of the Note Restricted Group or the acquisition of such operating assets by the Company or a Subsidiary that is part of the Note Restricted Group are unavailable or inaccurate in the reasonable opinion of the Company, then the Operating Cash Flow of such new Subsidiary to the Note Restricted Group or new operating assets may be determined from pro forma financial statements of such new Subsidiary to the Note Restricted Group or new operating assets for such period as prepared in good faith by the Company, provided, however, that not more than $10,000,000 of Operating Cash Flow determined on an annualized basis from such pro forma financial statements shall be included in the Operating Cash Flow of the Note Restricted Group. For purposes of calculating Operating Cash Flow, there will not be included in the Operating Cash Flow of the Note Restricted Group for any fiscal quarter for which Operating Cash Flow is being calculated the Operating Cash Flow for such fiscal period of any Subsidiary that is part of the Note Restricted Group which has been designated an Unrestricted Subsidiary after the commencement of such fiscal period or of operating assets (including assets constituting a cable television system) owned by the Company or a Subsidiary that is part of the Note Restricted Group which have been transferred to an Unrestricted Subsidiary or any third party after the commencement of such fiscal period.

              Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or other counsel reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.

              Permanent Offshore Global Note: The term "Permanent Offshore Global Note" shall have the meaning provided in Section 2.02.

              Person: The term "Person" shall mean a corporation, an association, a partnership, an organization, an individual, a government or a political subdivision thereof or a governmental agency.

              Physical Notes: The term "Physical Notes" shall have the meaning provided in Section 2.02.

              Pre-Acceleration Notice: The term "Pre-Acceleration Notice" shall have the meaning specified in Section 6.01.

              Predecessor Note: The term "Predecessor Note" of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note, and any Exchange Note issued in exchange for a
Note in connection with an effective Registration pursuant to the Registration Rights Agreement shall be deemed to evidence the same debt as such Note.

              Preferred Event Put Notice: The term "Preferred Event Put Notice" shall have the meaning set forth in Section 3.02(c).

              Preferred Event Redemption Date: The term "Preferred Event Redemption Date" shall have the meaning specified in Section 3.02(b).

              Preferred Event Redemption Price: The term "Preferred Event Redemption Price" shall have the meaning specified in Section 3.02(a).

              Preferred Stock Change of Control Event: The term "Preferred Stock Change of Control Event" shall mean the right of holders of 1992 Preferred Stock, pursuant to the terms of the Company's Certificate of Incorporation, to cause the Company to redeem any of their shares of 1992 Preferred Stock at the then Accreted Value, payable, at the Company's sole option, in cash or in shares of Common Stock (based on a value of 90 percent of the Common Stock's then-current market value (as determined in accordance with the terms of the Company's Certificate of Incorporation)) if (i) there is (subject to certain exceptions) an acquisition by any person or group of 50 percent or more of the combined voting or economic power of the then outstanding voting securities of the Company, including pursuant to a reorganization, consolidation or merger, or a sale of all or substantially all of the Company's assets and (ii) at the time of any such event, the value of the Common Stock issuable upon conversion of a share of 1992 Preferred Stock is less than the then Accreted Value of such share of 1992 Preferred Stock.

              Preferred Stock Redemption Payment: The term "Preferred Stock Redemption Payment" shall mean the redemption by the Company of shares of the 1992 Preferred Stock, for an aggregate cash redemption price exceeding 25 percent of the Accreted Value as of the date of redemption of all outstanding shares of the 1992 Preferred Stock, in response to the exercise by holders of the 1992 Preferred Stock of their right to cause the Company to redeem any of their shares upon the occurrence of a Preferred Stock Change of Control Event.

              Principal Office of the Trustee: The term "Principal Office of the Trustee", or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

              Principal Property: The term "Principal Property" shall mean, as of any date of determination, any property or assets owned by any Subsidiary that is part of the Note Restricted Group other than (1) any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by the Note Restricted Group taken as a whole and (2) any shares of any class of stock or any other security of any Subsidiary that is not part of the Note Restricted Group.

              Private Placement Legend: The term "Private Placement Legend" shall mean the legend initially set forth on the Notes in the form set forth in
Section 2.03.

              Proposed Date: The term "Proposed Date" shall have the meaning set forth in Section 3.03(c).

              Put Option Borrowing: The term "Put Option Borrowing" shall have the meaning specified in Section 3.03(b)(ii).

              Put Option Redemption Date: The term "Put Option Redemption Date" shall have the meaning specified in Section 3.03(a).

              Put Option Redemption Price: The term "Put Option Redemption Price" shall have the meaning specified in Section 3.03(a).

              Put Option Stock Repurchase: The term "Put Option Stock Repurchase" shall have the meaning specified in Section 3.03(b)(i).

              Put Option Transaction: The term "Put Option Transaction" shall have the meaning set forth in Section 3.03(c).

              Put Option Transaction Date: The term "Put Option Transaction Date" shall have the meaning specified in Section 3.03(d).

              QIB: The term "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

              Registration: The term "Registration" shall have the meaning provided in Section 5.02.

              Registration Rights Agreement: The term "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of December 13, 1995, by and among the Company, Morgan Stanley & Co. Incorporated and Lazard Freres & Co. LLC.

              Registration Statement: The term "Registration Statement" shall mean the Registration Statement as defined and described in the Registration Rights Agreement.

              Regulation S: The term "Regulation S" shall mean Regulation S under the Securities Act of 1933.

              Responsible Officer: The term "Responsible Officer", when used with respect to the Trustee, shall mean any officer of the Trustee assigned by the Trustee to administer its corporate trust matters and shall include any officer in its corporate trust department.

              Restricted Payments: The term "Restricted Payments" shall have the meaning specified in Section 4.06. Restricted Payments shall not include any Exempt Repurchases.

              Restricted Stock Purchase Agreement: The term "Restricted Stock Purchase Agreement" shall mean an agreement between the Company and an employee selected by the Board of

Directors pursuant to which that employee may purchase shares of Common Stock.

              Rule 144A: The term "Rule 144A" shall mean Rule 144A under the Securities Act of 1933.

              SEC: The term "SEC" shall mean the Securities and Exchange Commission.

              Securities Act of 1933: The term "Securities Act of 1933" shall mean the Securities Act of 1933, as amended, as the same may be hereafter amended.

              Senior Subordinated Debt: The term "Senior Subordinated Debt" shall mean the 10-5/8% Senior Subordinated Notes of the Company Due June 15, 2002, the Senior Subordinated Floating Rate Debentures Due November 1, 2004 and the 11% Senior Subordinated Debentures Due June 1, 2007.

              Stock Liquidation Agreement: The term "Stock Liquidation Agreement" shall mean that certain Stock Liquidation Agreement dated March 6, 1989, as amended, among the Company and certain holders of the Common Stock of the Company.

              Subsidiary: The term "Subsidiary" shall mean (i) any corporation of which the outstanding stock having at least a majority in voting power in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries or (ii) any other Person of which at least a majority in voting interest, under ordinary circumstances, is at the time, directly or indirectly, owned or controlled by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries. A partnership of which the Company or any Subsidiary is the managing general partner shall be deemed to be a Subsidiary.

              Temporary Offshore Global Note: The term "Temporary Offshore Global Note" shall have the meaning provided in Section 2.02.

              Tender Discharge Date: The term "Tender Discharge Date" shall have the meaning specified in Section 3.02(b).

              Tender Period: The term "Tender Period" shall have the meaning specified in Section 3.02(a).

              Total Interest Expense: The term "Total Interest Expense" shall mean, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of any Interest Rate Agreement, however denominated, with respect to such Indebtedness) and all but the principal component of rentals in respect of capital lease obligations, paid, accrued or scheduled to be paid or accrued by the Note Restricted Group during such period, determined on a consolidated basis, after eliminating all intercompany items, in accordance with generally accepted accounting principles; provided that such amounts paid, accrued and scheduled to be paid or accrued by any Person which is not a Subsidiary but the accounts of which are consolidated with those of the Company shall be deducted therefrom. For purposes of this definition, interest on a capital lease obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such capital lease obligation in accordance with generally accepted accounting principles.

              Trustee: The term "Trustee" shall mean Bank of Montreal Trust Company and, subject to the provisions of Article Seven hereof, shall also include its successors and assigns as Trustee hereunder.

              Trust Indenture Act of 1939: The term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture, except as provided in Section 10.03.

              2005 Debentures: The term "2005 Debentures" shall mean the 8-7/8% Senior Debentures of the Company Due September 15, 2005.

              2001 Notes: The term "2001 Notes" shall mean the 8-1/2% Senior Notes of the Company Due September 15, 2001.

              2013 Debentures: The term "2013 Debentures" shall mean the 9-1/2% Senior Debentures of the Company Due August 1, 2013.

              Unrestricted Subsidiary: The term "Unrestricted Subsidiary" shall mean any Subsidiary of the Company, whether existing on or after the date of this Indenture, which is not a member of the Note Restricted Group.

              U.S. Global Note: The term "U.S. Global Note" shall have the meaning provided in Section 2.02.

              U.S. Government Obligations: The term "U.S. Government Obligations" shall mean direct obligations of, or obligations the timely payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America.

              U.S. Physical Notes: The term "U.S. Physical Notes" shall have the meaning provided in Section 2.02.

              Vice President: The term "Vice President" shall mean any vice president of the Company, whether or not designated by a number or a word or words added before or after the title "vice president".

                                   ARTICLE TWO

                 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                                EXCHANGE OF NOTES


              SECTION 2.01. Designation, Amount and Issue of Notes. The Notes shall be designated as "8.30% Senior Notes Due 2006". Notes not to exceed the aggregate principal amount of $600,000,000 (except as provided in Section 2.09) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman or Vice Chairman of the Board of Directors or its Chief Executive Officer or its President or its Chief Financial Officer or any Vice President and by its Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

              The Notes shall be senior in right of payment to all subordinated indebtedness of the Company, including, without limitation, the Senior Subordinated Debt.

              SECTION 2.02. Form of Notes. The Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form as in this Indenture above recited. Any of the Notes may have imprinted thereon such legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

              Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global
Notes in registered form, substantially in the form as above recited (the "U.S. Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

              Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form as above recited (the "Temporary Offshore Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time beginning 40 days after the later of the commencement of the offering and the closing in connection with the Notes (the "Offshore Notes Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit A hereto, one or more permanent global Notes in registered form substantially in the form as above recited (the "Permanent Offshore Global Note" and, together with the Temporary Offshore Global Note, the "Offshore Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Note transferred.

              Notes offered and sold in reliance on Regulation D under the Securities Act of 1933 shall be issued in the form of permanent certificated Notes in registered form in substantially the form as above recited (the "U.S. Physical Notes"). Notes issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Note shall be in the form of permanent certificated Notes in registered form substantially in the form as above recited (the "Offshore Physical Notes").

              The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes". The U.S. Global Note and the Offshore Global Note are sometimes referred to as the "Global Notes".

              The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

              SECTION 2.03. Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration pursuant to the Registration Rights Agreement, the U.S. Global Note, Temporary Offshore Global Note and each U.S. Physical Note shall bear the following legend on the face thereof:

              THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
              (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE OR THE LAST DATE ON WHICH THIS NOTE WAS HELD BY AN AFFILIATE OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
              (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE OR THE LAST DATE ON WHICH THIS NOTE WAS HELD BY AN AFFILIATE OF THE COMPANY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH HEREIN RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS NOTE TO THE TRUSTEE. IF

              THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

              Each Global Note, whether or not an Exchange Note, shall bear the following legend on the face thereof:

              Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

              Transfers of this Note shall be limited to transfers in whole, but not in part, to nominees of Cede & Co. or to a successor thereof or such successor's nominee and transfers of portions of this Note shall be limited to transfers made in accordance with the restrictions set forth in section 2.08 of the Indenture.

              SECTION 2.04. Date and Denomination of Notes. The Notes shall be issuable in registered form without coupons in denominations of $100,000 and any multiple of $50,000 in excess thereof. Every Note shall be dated the date of its authentication and, except as provided in this Section, shall bear interest, payable semi-annually on May 15 and November 15 of each year, commencing on May 15, 1996, from the May 15 or November 15, as the case may be, next preceding the date of such Note to which interest has been paid or duly provided for, unless the date of such Note is the date to which interest has been paid or duly provided for, in which case from the date of such Note, or unless no interest has been paid or duly provided for on the Notes, in which case from December 13, 1995 until payment of the principal sum has been made or duly provided for. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, all Notes authenticated by the Trustee after the close of business on the record date (as hereinafter defined) for any interest payment date (May 15 or November 15, as the case may be) and prior to such interest payment date shall be dated the date of authentication but shall bear interest from such interest payment date; provided, however, that if and to the extent that the Company shall default in the payment of interest due on such interest payment date then any such Note shall bear interest from the May 15 or November 15, as the case may be, next preceding the date of such Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from December 13, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

              The person in whose name any Note (or its Predecessor Note) is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date (subject to the provisions of Article Three in the case of any Note or Notes, or portion thereof, prepaid on a date subsequent to the record date and prior to such interest payment date) notwithstanding the cancellation of such Note upon any transfer or exchange subsequent to the record date and prior to such interest payment date. Interest may, at the option of the Company, be paid by check mailed to the address of such person on the registry kept for such purposes. The term "record date" with respect to any interest payment date shall mean the May 1 or November 1 preceding said May 15 or November 15.

              Any interest on any Note which is payable, but is not paid or duly provided for within 30 days after the date on which it becomes due and payable on any said May 15 or November 15 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of having been such Noteholder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

              (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. At least 45 days before the proposed payment date, the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, not more than 15 days and not less than 10 days after receipt by the Trustee of notice of the proposed payment, the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid to each Noteholder at his or her address as it appears in the Note register, not less than 15 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

              (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

              SECTION 2.05. Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the facsimile signature of its Chairman or Vice Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer or any of its Vice Presidents and attested by the facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such authentication by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

              In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

              SECTION 2.06. Exchange and Registration of Notes; Transfer of Notes. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York (which office for purposes of this Section 2.06 shall be the office of the registrar hereunder), and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive. The Company hereby appoints the Trustee to be, and the Trustee agrees to serve as, the initial registrar of the Notes.

              The registrar (or the Company if there is no registrar) shall keep at said office in the Borough of Manhattan, The City of New York, a register in which, subject to such reasonable regulations as it may prescribe, Notes shall be registered and the transfer of Notes shall be registered as in this Article Two provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Note at such office or agency maintained by the Company in the Borough of Manhattan, The City of New York, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes for an equal aggregate principal amount. Furthermore, the Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. When Notes are presented to the registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including on exchange of Notes for Exchange Notes), the registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the SEC and that any Notes that are exchanged for Exchange Notes shall be canceled by the Trustee; provided, further, that any Exchange Note issued in exchange for a Physical Note shall upon such exchange be represented by a Global Note. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Notes at the registrar's request.

              All Notes presented for registration of transfer or for exchange, prepayment or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the registrar duly executed by, the holder or his or her attorney duly authorized in writing.

              No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

              SECTION 2.07. Book-Entry Provisions for U.S. Global Note and Offshore Global Note. (a) The U.S. Global Note and Offshore Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.03.

              Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Note or Offshore Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Note or Offshore Global Note, as the case may be, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Note or Offshore Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

              (b) Transfers of the U.S. Global Note and the Offshore Global Note shall be limited to transfers of such U.S. Global
Note or Offshore Global Note in whole, but not in part, to the

Depositary, its successors or their respective nominees. Beneficial interests in the U.S. Global Note and the Offshore Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Note or the Offshore Global Note, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the registrar has received a request from the Depositary.

              (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

              (d) In connection with any transfer of a beneficial interest in the U.S. Global Note to a transferee receiving U.S. Physical Notes pursuant to paragraph (b) of this Section, the registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

              (e) In connection with the transfer of the entire U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Note or Offshore Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Note or Offshore Global Note, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

              (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph
(f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.03.

              (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.03.

              (h) The registered holder of the U.S. Global Note and the Offshore Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which such holder is entitled to take under this Indenture or the Notes.

              SECTION 2.08. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note, or the Notes are registered for sale in connection with an effective Registration pursuant to the Registration Rights Agreement, the following provisions shall apply:

              (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding transfers to or by Non-U.S. Persons):

                      (i) The registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if
              (x) the requested transfer is at least three years after the later of the original issue date of the Notes and the last date on which such Note was held by an affiliate of the Company or (y) the proposed transferee has delivered to the registrar (A) a certificate substantially in the form of Exhibit B hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $250,000 at the time of such transfer, an opinion of counsel acceptable to the Company and the registrar that such transfer is in compliance with the Securities Act of 1933.

                      (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the registrar's procedures, the registrar shall reflect on its books and records the date and decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

              (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding transfers to or by Non- U.S. Persons):

                      (i) If the Note to be transferred consists of U.S.
              Physical Notes or an interest in the Temporary Offshore Global Note, the registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                      (ii) If the proposed transferee is an Agent Member, and
              the Note to be transferred consists of U.S. Physical Notes or an interest in the Temporary Offshore Global Note, upon receipt by the registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the registrar's procedures, the registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Note or the interest in the Temporary Offshore Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note or decrease the amount of the Temporary Offshore Global Note so transferred.

              (c) Transfers of Interest in the Temporary Offshore Global Note. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Note:

                      (i) The registrar shall register the transfer of any Note
              (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the registrar a certificate substantially in the form of Exhibit C hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Company and registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                      (ii) If the proposed transferee is an Agent Member, upon
              receipt by the registrar of the documents referred to in clause
              (i)(y) above and instructions given in accordance with the Depositary's and the registrar's procedures, the registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Global Note to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Note so transferred.

              (d) Transfers of Interests in the Permanent Offshore Global Note or Offshore Physical Note. The registrar shall register the transfer of any interests in the Permanent Offshore Global Note or Offshore Physical Notes without requiring any additional certification.

              (e) Transfers to Non-U.S. Persons at any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
     Person:

                      (i) Prior to the 40th day after the later of the commencement of the offering and the closing date in connection with the Notes, the registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

                      (ii) On and after the 40th day after the later of the
              commencement of the offering and the closing date in connection with the Notes, the registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note, upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.

                      (iii) (a) If the proposed transferor is an Agent Member
              holding a beneficial interest in the U.S. Global Note, upon receipt by the registrar of (x) documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the registrar's procedures, the registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the registrar of instructions given in accordance with the Depositary's and the registrar's procedures, the registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Note in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note.

              (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the third paragraph of Section 2.02 or paragraphs (a)(i)(x) or (e)(ii) of this Section 2.08 exist or (ii) there is delivered to the registrar an opinion of counsel reasonably satisfactory to the Company and the registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act of 1933.

              (g) General. By its acceptance of any Note bearing the Private Placement Legend, each holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each holder agrees by its acceptance of the Notes to furnish the registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that the registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

              The registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this
     Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the registrar.

              SECTION 2.09. Mutilated, Destroyed, Lost or Stolen Notes. In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

              The Trustee may authenticate any such substituted Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

              Every substituted Note issued pursuant to the provisions of this
Section 2.09 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits, and subject to all the provisions, of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

              SECTION 2.10. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (typed, printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which office for purposes of this Section 2.10 shall be the office in the said Borough of the registrar hereunder), and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes; provided, however, that if all Notes are exchanged for Exchange Notes represented by one or more Global Notes, the Global Notes may remain in temporary form until such Global Notes are exchanged for Physical Notes pursuant to Section 2.07(b). Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

              SECTION 2.11. Cancellation of Notes Paid, etc. All Notes surrendered for the purpose of payment, prepayment, exchange or registration of transfer, or in discharge, shall, if surrendered to the Company or any paying agent or any Note registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and the Trustee shall cancel any Notes so delivered. The Trustee shall return all canceled Notes to the Company.

              SECTION 2.12. CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of prepayment as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a prepayment and that reliance may be placed only on the other identification numbers printed on the Notes, and any such prepayment shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE THREE

                              REDEMPTION OF NOTES;
                     PREPAYMENT AT THE OPTION OF THE HOLDERS


              SECTION 3.01.  Redemption at the Option of the Company.

              (a) The Notes shall not be redeemable at the option of the Company prior to maturity.

              (b) The Notes shall not be entitled to the benefits of a sinking fund.

              SECTION 3.02. Prepayment at the Option of the Holder - Preferred Stock Redemption Payment.

              (a) The holder of any Note shall have the right, at his or her option, upon the giving of a Preferred Event Put Notice, and subject to the terms and conditions hereof, to tender all, but not less than all, Notes held by that holder, without regard to the fact that the Notes may not then be otherwise prepayable, for cash, in an amount equal to the principal amount of the Notes (the "Preferred Event Redemption Price") together with accrued interest to the date fixed for prepayment of such holder's Notes. The right of each holder to tender his or her Note or Notes shall continue for 30 days after the date of the Preferred Event Put Notice (the "Initial Tender Period"), unless such period shall be extended by the Company by written notice delivered to the holders of the Notes in accordance with Section 3.02(c) hereof (the Initial Tender Period, together with all such extensions, is hereinafter referred to as the "Tender Period"), and shall be exercised by any surrender of such Note or Notes to the office or agency to be maintained by the Company pursuant to Section 4.02 of this Indenture, accompanied by written notice that the holder elects to tender such Note or Notes and (if so required by the Company or the Trustee) by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the holder or his or her duly authorized legal representative and transfer tax stamps or funds therefor, if required. Such tender by a holder shall be irrevocable. The holders of Notes shall not have the right to tender Notes if on the date of the Preferred Event Put Notice the Company shall have satisfied and discharged this Indenture pursuant to Article Twelve or effected a defeasance with respect to the Notes pursuant to Article Thirteen (except that the Company may not satisfy this Indenture or effect defeasance in anticipation of a Preferred Stock Redemption Payment).

              (b) Any such prepayment of Notes shall occur on the date on which the Company shall make the Preferred Stock Redemption Payment (the "Preferred Event Redemption Date"), which date, if any, shall be (i) at least 31 and no more than 60 days after the date of the Preferred Event Put Notice and (ii) no more than five days after the last day of the Tender Period (the "Tender Discharge Date"). Such date shall be the same as the date on which the Company repurchases any 2001 Notes, 2005 Debentures, 2013 Debentures or June Senior Debt Securities as a result of a Preferred Stock Redemption Payment. In no case may the Company make a Preferred Stock Redemption Payment prior to purchasing Notes which have been properly tendered in accordance with this Section 3.02. If the Company elects not to make a particular Preferred Stock Redemption Payment, then the Company shall have no obligation to purchase the Notes tendered in connection with that Preferred Stock Redemption Payment. If the proposed Preferred Stock Redemption Payment is not made on or prior to the earlier to occur of (i) the 60th day after the date of the Preferred Event Put Notice with respect thereto or (ii) the Tender Discharge Date with respect thereto, (A) the Company shall, on or prior to the earlier to occur of the 61st day after the date of such Preferred Event Put Notice or such Tender Discharge Date, mail, or cause the Trustee to mail, notice in accordance with Section 3.04 to each Noteholder stating that the proposed Preferred Stock Redemption Payment was not made, (B) the Company shall, on or prior to the earlier to occur of the 66th day after the date of such Preferred Event Put Notice or such Tender Discharge Date, return, or cause to be returned, any Notes tendered to the Company in accordance with this Section 3.02 to the holders thereof (together with any written instrument or instruments of transfer and any transfer tax stamps or funds therefor which accompanied such Notes when they were delivered by the Noteholder), and (C) the Company shall no longer have the right or obligation to purchase Notes tendered in connection with, and as a result of, such proposed Preferred Stock Redemption Payment. The Company shall not thereafter make a Preferred Stock Redemption Payment unless a subsequent Preferred Event Put Notice shall have been sent to holders of Notes in connection therewith and the holders of Notes shall have been afforded an opportunity to tender their Notes in accordance with, and subject to, the terms of this Section 3.02.

              (c) The Company shall file with the Trustee and shall mail, or cause the Trustee to mail, to each Noteholder notice in accordance with Section
3.04 (the "Preferred Event Put Notice") stating that the Company is proposing to make a Preferred Stock Redemption Payment and that each holder has the right for no more than 30 days from the date of such notice to tender all, but not less than all, of his or her Notes for cash in accordance with and subject to the terms hereof. If the Company elects to extend the Initial Tender Period or any extension thereof, the Company shall file with the Trustee and shall mail, or cause the Trustee to mail, at least five days prior to the termination of such period, notice in accordance with Section 3.04 stating that the Company is extending such period and that each holder's ability to tender his or her Notes in accordance with this Section 3.02 will be extended until the end of such extended period. The Trustee shall not be deemed to have knowledge of any Preferred Stock Change of Control Event or any corresponding obligation with respect thereto until so notified by the Company.

              (d) On or before, but not more than three Banking Days prior to, the Preferred Event Redemption Date, the Company shall deposit with the Trustee or with a paying agent an amount of money sufficient to pay the Preferred Event Redemption Price, and (except if the Preferred Event Redemption Date shall be an interest payment date) accrued interest on all the Notes to be purchased on the Preferred Event Redemption Date.

              (e) After a holder has tendered Notes for prepayment as provided in clause (a) above, the Notes of such holder shall, on the Preferred Event Redemption Date, become due and payable at the Preferred Event Redemption Price, together with accrued interest to the Preferred Event Redemption Date, and from and after such date (unless the Company shall default in the payment of such Notes at the Preferred Event Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for prepayment in accordance herewith, such Note shall be paid on the Preferred Event Redemption Date by the Trustee or paying agent at a price equal to the applicable Preferred Event Redemption Price (together with accrued interest to the Preferred Event Redemption Date); provided, however, that if the Preferred Event Redemption Date is an interest payment date, interest accrued to such Preferred Event Redemption Date shall be payable to the holders of record of such Note or Notes at the close of business on the relevant record date according to the provisions of this Indenture.

              If any Note to be prepaid shall not be so purchased on the Preferred Event Redemption Date, the Preferred Event Redemption Price and accrued interest shall, until paid, bear interest from the Preferred Event Redemption Date at the rate borne by the Notes.

              SECTION 3.03. Prepayment at the Option of the Holder - Exempt Repurchases and Borrowing.

          (a) The holder of any Note shall have the right, at his or her option, upon the giving of notice described in clause (d) below, and subject to the terms and provisions hereof, to tender all, but not less than all, Notes held by such holder without regard to the fact that the Notes may not then be otherwise prepayable, for cash in an amount equal to the principal of such Notes plus a premium, if any, as set forth in paragraph 8 of the Notes (together, the "Put Option Redemption Price"), plus accrued interest to the date fixed for prepayment. Such prepayment shall occur on a date (the "Put Option Redemption Date") 35 days after the Put Option Transaction Date (as defined below). The holder's right to tender shall continue for 30 days after the Put Option Transaction Date, and shall be exercised by any surrender of such Notes to the office or agency to be maintained by the Company pursuant to Section 4.02 of this Indenture, accompanied by written notice that the holder elects to tender such Notes and (if so required by the Company or the Trustee) by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the holder or his or her duly authorized legal representative and transfer tax stamps or funds therefor, if required. Such tender by a holder shall be irrevocable.

              (b) The holder shall have the right to tender under clause (a) upon the occurrence of an event or series of events set forth below, provided that at the time of the occurrence of such event, the Company shall not have satisfied and discharged this Indenture pursuant to Article Twelve or effected a defeasance with respect to the Notes pursuant to Article Thirteen

(except that the Company may not satisfy this Indenture or effect defeasance in anticipation of (i) or (ii) below):

              (i) The Company makes an Exempt Repurchase and immediately thereafter and after giving effect to any Exempt Repurchase Indebtedness incurred or to be incurred for the purpose of making such Exempt Repurchase, the Company is unable to incur an additional One Dollar ($1.00) of Indebtedness under Section 4.07, without giving effect to Section 4.07(b) (hereinafter referred to as a "Put Option Stock Repurchase").

         (ii) The Company incurs Indebtedness and immediately thereafter, and after giving effect to such Indebtedness, the Company is able to incur an additional $1 of Indebtedness under Section 4.07, but only because of the effect of Section 4.07(b) (hereinafter referred to as a "Put Option Borrowing").

              (c) The Company shall file with the Trustee and shall mail, or cause the Trustee to mail, to each Noteholder not more than 45 days and not less than 15 days prior to the proposed date on which a Put Option Stock Repurchase or Put Option Borrowing (either, a "Put Option Transaction") is to occur (the "Proposed Date") a notice as provided in Section 3.04 stating that the Company is proposing to make a Put Option Stock Repurchase or a Put Option Borrowing, whichever the case may be, on the Proposed Date, and that if the Put Option Transaction is consummated, each holder shall have the right to tender all, but not less than all, of his or her Notes for cash pursuant to the terms hereof.

              (d) The date on which the proposed Put Option Transaction shall occur (the "Put Option Transaction Date") shall be no more than 30 days after the Proposed Date. On the Put Option Transaction Date, the Company shall mail, or cause the Trustee to mail, notice in accordance with Section 3.04 to each Noteholder stating that the Put Option Transaction has been consummated and that each holder of Notes has the right to tender his or her Notes for a period of 30 days after the Put Option Transaction Date.

              (e) On or before, but not more than three Banking Days prior to, the Put Option Redemption Date, the Company shall deposit with the Trustee or with a paying agent an amount of money sufficient to pay the Put Option Redemption Price, and (except if the Put Option Redemption Date shall be an interest payment date) accrued interest on, all the Notes to be purchased on the Put Option Redemption Date. Prior to the consummation of any Put Option Transaction, the Company shall deliver to the Trustee an Officers' Certificate to the effect that it has arranged for committed financing sufficient to purchase all of the Notes in accordance with this Section 3.03.

              (f) All Notes properly tendered for prepayment pursuant to clause
(a) above shall, on the Put Option Redemption Date, become due and payable at the applicable Put Option Redemption Price plus accrued interest, if any, and from and after such date (unless the Company shall default in the payment thereof) such Notes shall cease to bear interest. Upon surrender of any such Note for prepayment in accordance herewith, such Note shall be paid on the Put Option Redemption Date by the Trustee or paying agent at a price equal to the applicable Put Option Redemption Price, together with accrued interest to the Put Option Redemption Date; provided, however, that if the Put Option Redemption Date is an interest payment date, interest accrued to such Put Option Redemption Date shall be payable to the holders of record of such Notes at the close of business on the relevant record date according to the provisions of this Indenture.

              If any Note to be prepaid shall not be so purchased on the Put Option Redemption Date, the Put Option Redemption Price and accrued interest shall, until paid, bear interest from the Put Option Redemption Date at the rate borne by the Notes.

              (g) Upon (A) the consummation of the proposed Put Option Transaction no later than 30 days after the Proposed Date, and (B) the prepayment of all Notes properly tendered for prepayment pursuant to clause (a) above, the Company shall no longer be bound by the provisions of this Section
3.03 and Sections 4.07, 4.08 and 4.11.

              (h) If the proposed Put Option Transaction that was the subject of the notice provided pursuant to clause (c) above is not consummated within 30 days of the Proposed Date, the Company shall, on the 31st day after the Proposed Date, mail, or cause the Trustee to mail, notice in accordance with Section 3.04 to each Noteholder stating that the proposed Put Option Transaction was not consummated.

              SECTION 3.04. Mailing of Notices. If pursuant to this Article Three, the Company or the Trustee is required to mail to one or more Noteholders notice of the right of the Noteholders to require prepayment, such notice shall be given in the manner hereinafter provided. Notice shall be mailed to the subject Noteholders at their last addresses as the same shall appear on the register for the Notes described in Section 2.06. Such mailing shall be by first-class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to any subject Noteholder shall not affect the validity of the proceedings for the prepayment of any other Note.

              Each such notice of the right of the holders to require prepayment shall specify (except as otherwise provided in Sections 3.02 and 3.03) the date fixed for prepayment, the prepayment price at which Notes are to be purchased, the place or places of payment, the CUSIP number of the Notes, that payment will be made upon presentation and surrender of such Notes to be prepaid (and other conditions of payments, if any), the terms and conditions to which each Noteholder's right to require prepayment is subject, that interest accrued to the date fixed for prepayment on Notes or portions thereof to be prepaid will be paid as specified in the notice, that on or after said date interest on Notes or portions thereof to be prepaid will cease to accrue and such other information as is provided for in the Section of this Article Three calling for such notice. Either the Company shall give the notice or shall provide the Trustee with copies of the notice and shall request the Trustee to mail the notice on the Company's behalf.

              SECTION 3.05. Cancellation of Notes after Prepayment. All Notes surrendered for prepayment shall, if surrendered to the Company or any prepayment agent, be delivered to the Trustee for cancellation and, if surrendered to the Trustee, shall be canceled by it upon the occurrence of the prepayment.

                                  ARTICLE FOUR

                       PARTICULAR COVENANTS OF THE COMPANY

              SECTION 4.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

              SECTION 4.02. Offices for Notices and Payments, etc. So long as any of the Notes remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be presented for payment, and an office or agency where the Notes may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. If the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the office of the Trustee and the Company hereby appoints the Trustee to be, and the Trustee agrees to serve as, the Company's initial agent to receive all such presentations, demands and notices.

              SECTION 4.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

              SECTION 4.04. Provision as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

              (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

              (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall become due and payable; and

              (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

              (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal and premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall become due and payable.

              (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any paying agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

              (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.03 and 12.04.

              SECTION 4.05. Corporate Existence and Maintenance of Properties. Except as provided in Section 11.01 hereof, the Company will at all times maintain its corporate existence, will maintain its properties in adequate condition for the conduct of its business and will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

              SECTION 4.06. Restricted Payments. The Company covenants and agrees, so long as any of the Notes remain outstanding, that it will not declare or pay any dividend on, or authorize or make any distribution in respect of, any shares of any class of the Company's Capital Stock (except dividends or distributions payable in shares of its Capital Stock), or authorize or make any purchase, redemption or acquisition for value of, or permit any Subsidiary to purchase or otherwise acquire for value, any shares of any class of the Company's Capital Stock (or any rights, warrants or options to purchase any class of Capital Stock of the Company, except if such rights, warrants or options are held by an employee of the Company and such purchase, redemption or acquisition occurs in connection with the termination of such employee's employment with the Company), otherwise than pursuant to Exempt Repurchases (any declaration, authorization or payment so restricted being herein called a "Restricted Payment"): (i) if a default shall have occurred and be continuing at the time of such proposed Restricted Payment or shall occur as a consequence thereof; or (ii) if the aggregate of all Restricted Payments made from September 30, 1995 through and including the date on which such Restricted Payment is made, would exceed the sum of (a) the amount by which Operating Cash Flow of the Note Restricted Group on a consolidated basis for the period, treated as a single accounting period, from September 30, 1995 through the fiscal quarter immediately preceding such proposed Restricted Payment for which financial statements are available exceeds 1.20 times the Total Interest Expense for the period, treated as a single accounting period, from September 30, 1995 through said fiscal quarter immediately preceding such proposed Restricted Payment, plus
(b) $1,029,726,000, plus (c) the aggregate net proceeds, including the fair market value of property other than cash, received by the Company from the issue or sale (other than to a Subsidiary) subsequent to September 30, 1995 of any class of

Capital Stock of the Company. For all purposes of this Section 4.06, any recapitalization of the Company (whether or not effected through a merger or consolidation with, or sale of substantially all of the assets of the Company to, any Person) that has the effect of transferring money, property, or securities other than Capital Stock of the Company to any holder of any shares of the Capital Stock of the Company (otherwise than in connection with an Exempt Repurchase) shall be deemed a Restricted Payment.

              For purposes of this Section 4.06, "default" shall mean the occurrence of any event specified in clauses (a), (b), (c), (d), (e) or (f) of
Section 6.01, not including periods of grace, if any, provided for therein.

              SECTION 4.07. Limitation on Indebtedness. (a) Except as provided in Section 3.03(g), the Company covenants and agrees, so long as any of the Notes remain outstanding, that it shall not, and shall not permit any member of the Note Restricted Group to, incur, create, assume, directly or indirectly guarantee or in any other manner become liable with respect to, or become responsible for the payment of, any additional Indebtedness (other than Exempt Repurchase Indebtedness) if, immediately thereafter and giving effect thereto on a pro forma basis, the aggregate Indebtedness of the Note Restricted Group would be more than the product of (i) four times the Operating Cash Flow of the Note Restricted Group for the fiscal quarter most recently preceding such incurrence for which financial statements are available, multiplied by (ii) nine.

              (b) For purposes of the above calculation, the aggregate Indebtedness of the Note Restricted Group shall be reduced by the aggregate Exempt Repurchase Indebtedness of the Note Restricted Group.

              SECTION 4.08. Limitation on Investment in Subsidiaries other than the Note Restricted Group. Except as provided in Section 3.03(g), the Company covenants and agrees, so long as any of the Notes remain outstanding, that it shall not, and shall not permit any member of the Note Restricted Group to, directly or indirectly make any loan or transfer of property to, or investment in, any Subsidiary that is not part of the Note Restricted Group (other than (i) the provision of goods and services to such a Subsidiary if such goods and services are billed to such a Subsidiary on the basis of the provider's cost therefor and (ii) advances to any Subsidiary that is not part of the Note Restricted Group in the ordinary course of business by the Note Restricted Group if the interest payable on such advances is generally consistent with the Company's cost of borrowings under its credit facilities), unless, immediately after giving effect to such loan or investment on a pro forma basis, the Note Restricted Group would be able to incur an additional One Dollar ($1.00) of Indebtedness under Section 4.07, as determined for the fiscal quarter most recently completed for which financial statements are available at the date of such loan, transfer or investment.

              The Company's obligation to comply with this covenant will be suspended once the Notes or the Exchange Notes are Investment Grade Rated.

              SECTION 4.09. Transactions with Stockholders and Affiliates. The Company covenants and agrees, so long as any of the Notes remain outstanding, that it will not, and will not permit any Subsidiary that is part of the Note Restricted Group to, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of five percent or more of any class of Capital Stock of the Company or with any Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person who is not such a holder or Affiliate; provided, however, that this
Section 4.09 shall not limit, or be applicable to, (i) Exempt Repurchases, (ii) transactions between the Company and a Subsidiary or between Subsidiaries, (iii) transactions pursuant or relating to Restricted Stock Purchase Agreements or
(iv) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company.

              The Company's obligation to comply with this covenant will be suspended at any time once the Notes or the Exchange Notes are Investment Grade Rated.

              SECTION 4.10. Certificate to Trustee. The Company will furnish to the Trustee not more than 90 days after the end of the Company's fiscal year (beginning with fiscal 1995) in each year a brief certificate from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture), stating that in the course of the performance by the signer of his or her duties as an officer of the Company, he or she would normally have knowledge of any default by the Company and, if he or she has knowledge of any default, specifying each such default of which the signer has knowledge and the nature thereof.

              SECTION 4.11. Limitation on Liens. Except as provided in Section 3.03(g), the Company will not, and will not permit any

Subsidiary that is part of the Note Restricted Group to, create, incur or assume any Lien on any Principal Property or any shares of Capital Stock or Indebtedness of any such Subsidiary without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien unless, at the time of such creation, incurrence or assumption and, after giving effect thereto, the aggregate amount of all Indebtedness of the Note Restricted Group so secured does not exceed five times Annualized Cash Flow; provided, however, that if all Liens (other than Liens created pursuant to this Section or the comparable provisions of the indentures relating to the other senior debt securities of the Company) on Principal Property or on shares of Capital Stock or Indebtedness of any Subsidiary that is part of the Note Restricted Group which secure Indebtedness of the Company or any such Subsidiary are released, then (i) all then existing Liens created pursuant to this Section (together with all then existing Liens created pursuant to the comparable provisions of the indentures relating to the other senior debt securities of the Company) shall be automatically released and (ii) the Trustee shall be authorized to execute and deliver to the Company any documents requested by the Company which are required to evidence the release of such Liens.

              The foregoing limitation does not apply to:

              (i) Liens securing obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; or

              (ii) Liens securing Indebtedness on the assets of any entity existing at the time such assets are acquired by the Company or any of its Subsidiaries that are part of the Note Restricted Group, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (x) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Subsidiaries that are part of the Note Restricted Group and (y) do not extend to any other Principal Property or assets of the Company or any of its Subsidiaries that are part of the Note Restricted Group.

                                  ARTICLE FIVE

                      NOTEHOLDERS LISTS AND REPORTS BY THE
                             COMPANY AND THE TRUSTEE


              SECTION 5.01. Noteholders Lists. If and so long as the Trustee shall not be the Note registrar, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Notes pursuant to
Section 312 of the Trust Indenture Act of 1939 (a) not more than 15 days after each record date for the payment of semi-annual interest on the Notes (as specified in Section 2.04 hereof), as of such record date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, such information to be as of a date not more than 15 days prior to the time such information is furnished.

              SECTION 5.02. Reports by the Company. (a) The Company covenants to file with the SEC all reports and other information required to be filed by the Company with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 at all times from and after the earlier of (i) the date of the consummation of a registered exchange offer for the Notes by the Company or other registration of the Notes (the "Registration") and (ii) the date that is six months after the date of the original issuance of the Notes under this Indenture. The Company covenants to file with the Trustee copies of such reports or other information within 15 days after their being filed with the SEC.

              (b) The Company covenants and agrees that it will deliver to the Trustee and mail, or cause the Trustee to mail, to each holder of Notes:

                      (1) as soon as available and in any event within 90 days
              after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing, (ii) a report containing a management's discussion and analysis of financial condition and results of operations and a description of the business and properties of the Company and
              (iii) a report as to the maximum amount of Restricted Payments that the Company could have made as of the end of the fiscal year without violating Section 4.06, such report explaining how such maximum amount was calculated and briefly describing any transaction that occurred during the last quarter that affected such maximum amount;

                      (2) as soon as available and in any event within 60 days
              after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated financial report for such quarter, (ii) a report containing a management's discussion and analysis of financial condition and results of operations and (iii) a report as to the maximum amount of Restricted Payments that the Company could have made as of the end of the quarter without violating Section 4.06, such report explaining how such maximum amount was calculated and briefly describing any transaction that occurred during the quarter that affected such maximum amount;

                      (3) promptly upon the mailing thereof to the shareholders of the Company generally, copies of annual letters; and

                      (4) promptly upon the filing thereof, copies of all
              annual, quarterly, monthly or periodic reports which the Company shall have filed with the SEC.

              (c) The Company covenants to supply the information required under Rule 144A to any holder of Notes or any prospective purchaser of Notes designated by a holder, upon the request of such holder or prospective purchaser, at all times prior to the Registration.

              SECTION 5.03. Reports by the Trustee. Any Trustee's report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before June 1, 1996, and on or before every June 1 thereafter, and shall be dated as of a date 60 days prior to such June 1.

                                   ARTICLE SIX

                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                    ON THE OCCURRENCE OF AN EVENT OF DEFAULT


              SECTION 6.01. Events of Default. In case one or more of the following Events of Default shall have occurred and be continuing:

              (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

              (b) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any prepayment, by declaration or otherwise; or

              (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Notes at the time outstanding; or

              (d) (i) default by the Company in the payment when due at maturity of any indebtedness for borrowed money (other than indebtedness which is non-recourse to the Company) in excess of $25,000,000 issued under an indenture or instrument evidencing such indebtedness, whether such indebtedness is outstanding at the date of this Indenture or is hereafter outstanding, and continuation of such default for the greater of any period of grace applicable thereto or 10 days from the date of such default or
     (ii) an event of default, as defined in any indenture or instrument evidencing or under which the Company has at the date of this Indenture or shall hereafter have outstanding at least $25,000,000 aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not be discharged, within 10 days after notice thereof shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Notes at the time outstanding; provided that if such event of default or event of default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Noteholders, and provided further, however, that, subject to the provisions of Section 7.01, the Trustee shall not be charged with knowledge of any such default or event of default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default or event of default shall have occurred, or by the holders of not less than 25 percent in the aggregate principal amount of the Notes at the time outstanding; or

              (e) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

              (f) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

then and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Notes then outstanding hereunder, by notice (an "Acceleration Notice") in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of all the Notes and the interest accrued thereon and premium, if any, to be due and payable immediately, and (unless prior to the date of such Acceleration Notice all Events of Default in respect of the Notes shall have been cured or waived) upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding, provided that except in the case (A) of an Event of Default under clause (e) or (f) above or (B) that no more than 10 days and no less than five days prior to the giving of an Acceleration Notice the Trustee shall have given to the Company (or, in the case of an acceleration by the Noteholders, the Noteholders shall have given to the Trustee and the Company) a notice (a "Pre-Acceleration Notice") in writing that in no more than 10 days the Trustee (or the Noteholders) intends to give an Acceleration Notice, an Acceleration Notice shall not become effective until five days after receipt of such notice by the Company (and the Trustee if given by Noteholders). The provision above regarding acceleration, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and the expenses of the Trustee, and any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Notes which shall have become due by acceleration, shall have been remedied--then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

              In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes and the Trustee shall continue as though no such proceeding had been taken.

              The Trustee shall give the Noteholders notice of any default hereunder as and to the extent provided by the Trust Indenture Act of 1939. For the purpose of this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

              SECTION 6.02. Payment of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of and premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any prepayment, by declaration or otherwise--then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

              In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

              In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and counsel fees and expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Noteholder any plan of reorganization or arrangement, affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

              All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Notes.

              SECTION 6.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

              First: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

              Second: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto;

              Third: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest;

              Fourth: To the payment of the remainder, if any, to the Company.

              SECTION 6.04. Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25 percent in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

              Notwithstanding any other provisions of this Indenture (including the first paragraph of this Section 6.04), however, the right of any holder of any Note to receive payment of the principal of and premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

              SECTION 6.05. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

              SECTION 6.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Six to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

              SECTION 6.07. Direction of Proceedings and Waiver of Defaults by Majority Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed could involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except a default in the payment of interest, or premium, if any, on, or the principal of, the Notes. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

                                  ARTICLE SEVEN

                             CONCERNING THE TRUSTEE


              SECTION 7.01. Duties and Responsibilities of Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

              No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

              (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                      (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such statements, certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

              (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

              None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              The Trustee shall not be deemed to have notice of any Event of Default described in Section 6.01(c), 6.01(d), 6.01(e) or 6.01(f) or any event which, with the passage of time, might become an Event of Default described in
Section 6.01(c), 6.01(d),

6.01(e) or 6.01(f) unless the Trustee has received written notice thereof, addressed to a Responsible Officer of the Trustee.

              This Section 7.01 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

              SECTION 7.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 7.01:

              (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

              (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

              (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

              (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

              (f) subject to the second sentence of Section 7.01, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the

     Notes then outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, during reasonable business hours; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and

              (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

              SECTION 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be responsible for the statements relating to the Notes in any registration statement for the Notes filed with the SEC. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

              SECTION 7.04. Trustee, Paying Agents or Registrar May Own Notes. The Trustee or any paying agent or Note registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, Note registrar or such other agent.

              SECTION 7.05. Monies to Be Held in Trust. Subject to the provisions of Section 12.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

              SECTION 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree upon in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence or bad faith. The Company also covenants to indemnify and defend each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based on the income, profits, capital or net worth of the Trustee or any franchise or general doing business tax of the Trustee), arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises, except to the extent any such loss, liability or expense may arise from the Trustee's negligence or bad faith. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture. Any compensation or expense incurred by the Trustee after a default specified in Section 6.01(e) or 6.01(f) is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. "Trustee" for purposes of this Section 7.06 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 7.06.

              SECTION 7.07. Officers' Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

              SECTION 7.08. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $10,000,000 and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State, or District of Columbia supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

              SECTION 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Company and by mailing, at the request and expense of the Company, notice thereof to the holders of Notes at their addresses as they shall appear on the registry books of the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 315(e) of the Trust Indenture Act of 1939, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

              (b) In case at any time any of the following shall occur:

              (1) the Trustee shall fail to comply with the provisions of
     Section 310(b) of the Trust Indenture Act of 1939, after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

              (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

              (3) the Trustee shall become incapable of acting as the Trustee under this Indenture, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

              (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in subdivision (a) of this Section 7.09 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

              (d) Any resignation or removal of the Trustee and appointment of a successor trustee to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 7.10.

              SECTION 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

              Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, the Company shall mail notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the registry books of the Company. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

              No successor trustee shall accept appointment as provided in this
Section 7.10 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.12 and eligible under the provisions of Section 7.08.

              SECTION 7.11. Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 7.08 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary notwithstanding.

              In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

              SECTION 7.12. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939 and this Indenture.

                                  ARTICLE EIGHT

                           CONCERNING THE NOTEHOLDERS


              SECTION 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.

              SECTION 8.02. Proof of Execution by Noteholders; Record Date. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Noteholder or his or her agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the registry of such Notes or by a certificate of the Note registrar. The Company may set a record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action referred to in Section 8.01 or Section 9.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Notes of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

              The record of any Noteholders' meeting shall be proved in the manner provided in Section 9.06.

              SECTION 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, and any Note registrar may deem the person in whose name such Note shall be registered upon the books of the Company to be, and may treat him or her as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Note; and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his or her order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

              SECTION 8.04. Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company or any other obligor or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

              SECTION 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at the Principal Office of the Trustee and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                  ARTICLE NINE

                              NOTEHOLDERS' MEETINGS


              SECTION 9.01. Purposes of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

              (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Six;

              (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Seven;

              (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
     Section 10.02; or

              (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

              SECTION 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, New York, as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Notes at their addresses as they shall appear on the registry books of the Company. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

              Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the

Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

              SECTION 9.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10 percent in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

              SECTION 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes as of the record date in respect of such vote set pursuant to Section 8.02 or
(b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

              SECTION 9.05. Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

              The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

              Subject to the provisions of Section 8.04, at any meeting each Noteholder or proxy shall be entitled to one vote for each

$50,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting not to be outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or her or instruments in writing as aforesaid duly designating him or her as the person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time by a majority of the votes present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

              SECTION 9.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

              Any record so signed and verified shall be conclusive evidence of the matters therein stated.

              SECTION 9.07. No Delay of Rights by Meeting. Nothing in this Article Nine contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE TEN

                             SUPPLEMENTAL INDENTURES


              SECTION 10.01. Supplemental Indentures without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

              (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven hereof;

              (b) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

              (c) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose; or

              (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the holders of the Notes in any material respect.

              The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

              Any supplemental indenture authorized by the provisions of this
Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

              SECTION 10.02. Supplemental Indentures with Consent of Noteholders. With the consent (evidenced as provided in Section 8.01) of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

              Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

              It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

              After an amendment under this Section 10.02 becomes effective, the Company, or at its request, the Trustee in the name and at the expense of the Company, shall mail to each Noteholder a notice briefly describing the amendment.

              SECTION 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Ten, and this Indenture as affected by such supplemental indenture, shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

              SECTION 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

              SECTION 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to the Trustee. The Trustee, subject to the provisions of Sections
7.01 and 7.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Ten.

                                 ARTICLE ELEVEN

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE


              SECTION 11.01. Company May Consolidate, etc., on Certain Terms. Subject to the provisions of Section 11.02, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), if (i) either (A) the Company is the surviving corporation, or (B) the resulting, surviving or transferee corporation is organized under the laws of a state of the United States or the District of Columbia and agrees to pay promptly when due the principal of and premium, if any, and interest on the Notes, and to assume, perform and observe all the covenants and conditions of this Indenture to be performed by the Company, and (ii) immediately after the giving effect to such transaction, no Event of Default has occurred.

              SECTION 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue in its own name any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such sale, conveyance or lease, the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article Eleven may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

              In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

              SECTION 11.03. Opinion of Counsel to Be Given to Trustee. The Trustee, subject to Sections 7.01 and 7.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Eleven.

                                 ARTICLE TWELVE

                     SATISFACTION AND DISCHARGE OF INDENTURE


              SECTION 12.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of holders to receive payments of principal of, and premium, if any, and interest on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and

(iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 15.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes.

              SECTION 12.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 12.04, all monies deposited with the Trustee pursuant to
Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

              SECTION 12.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

              SECTION 12.04. Return of Unclaimed Monies. Any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect.

                                ARTICLE THIRTEEN

                                   DEFEASANCE

              SECTION 13.01. Defeasance in Respect of the Notes. (a) If the Company shall provide for the payment of the aggregate outstanding principal amount of and premium (if any) on the Notes and each installment of interest due and to become due, as the same shall become due on the Notes (calculated as provided below), in each case to the date of maturity of the Notes through a deposit of funds in an amount which satisfies subsection (i) below, or of investments in an amount which satisfies subsection (ii) below, or a combination of funds and investments, each of which component satisfies the appropriate test as to its respective portion of the total principal, premium (if any) and interest to be funded (as provided below):

              (i) by depositing with the Trustee in trust for the sole benefit of the Noteholders, funds in an amount sufficient to pay (A) such principal amount of and premium (if any) on the Notes in full on the date of maturity of the Notes and (B) the interest on such aggregate principal amount to the date of maturity of the Notes, taking into account all intervening interest payment dates, for the period from the date through which interest on the Notes has been paid to the date of maturity of the Notes; and provided further that such funds, if invested, shall be invested only in U.S. Government Obligations maturing prior to the date of maturity of the Notes and such intervening interest payment dates; or

         (ii) by depositing with the Trustee, in trust for the sole benefit of the Noteholders, U.S. Government Obligations in such aggregate principal amount and maturing on such dates as will, together with the income or increment to accrue thereon, but without consideration of any reinvestment of such income or increment, be sufficient to pay when due (including any intervening interest payment dates) the amounts set forth in clauses (A) and (B) of subsection (i) above;

and if the Trustee shall receive (x) an Officers' Certificate, dated the date of such deposit and in form and substance satisfactory to the Trustee, to the effect that the amount of the trust deposit will be sufficient to pay when due on the date of maturity of the Notes and on such intervening interest payment dates the amounts described in clauses (A) and (B) in subsection (i) above and that such defeasance is not in anticipation of a Preferred Stock Redemption Payment and (y) an Opinion of Counsel, dated the date of such deposit and in form and substance satisfactory to the Trustee, to the effect that the trust deposit of such funds or investments or both to defease the Company's obligations in respect of the Notes (A) does not contravene applicable law and is in accordance with the provisions of this Indenture, (B) describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service to the effect that Noteholders, or persons in the position of Noteholders, will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (C) does not require that the Company, the trust or the Trustee register as an investment company under the Investment Company Act of 1940, as amended; and if the Company shall also pay or cause to be paid all other sums then due and payable hereunder, then the Company's obligations in respect of the Notes shall cease, determine and be terminated and this Indenture shall cease to be of further effect (except as specified in Section 13.01(b)).

              (b) Notwithstanding the foregoing, this Indenture shall continue to be effective, regardless of any defeasance specified in this Section 13.01, as to (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of holders regarding replacement of stolen, lost or mutilated Notes, (iii) the obligation of the Company to maintain an office or agency as provided in Section 4.02, (iv) rights hereunder of Noteholders to receive payments of principal of and premium, if any, and interest on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (v) the rights, obligations and immunities of the Trustee hereunder.

              (c) The Trustee, on demand of the Company and following the Trustee's receipt of all documents, funds and investments and payments specified in Section 13.01(a), and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes.

                                ARTICLE FOURTEEN

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                        OFFICERS, DIRECTORS AND EMPLOYEES


              SECTION 14.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                 ARTICLE FIFTEEN

                            MISCELLANEOUS PROVISIONS


              SECTION 15.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

              SECTION 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

              SECTION 15.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Continental Cablevision, Inc., Attention: Corporate Secretary, The Pilot House, Lewis Wharf, Boston, Massachusetts 02110. Any notice, direction, request or demand by any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Principal Office of the Trustee, 77 Water Street, New York, New York 10005, Attention: Corporate Trust Department.

              SECTION 15.04. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

              SECTION 15.05. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

              Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

              SECTION 15.06. Legal Holidays. In any case where the date of maturity of interest or premium, if any, on or principal of the Notes or the date fixed for prepayment of any Note will be in The City of New York, New York or the City of Boston, Massachusetts, a legal holiday or a day on which banking institutions or any national securities exchanges are authorized or required by law, regulation or executive order to close ("Legal Holidays"), then payment of such interest on or principal of the Notes need not be made on such date but may be made on the next succeeding day not a Legal Holiday with the same force and effect as if made on the date of maturity or the date fixed for prepayment and no interest shall accrue for the period from and after such date.

              SECTION 15.07. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such incorporated provision shall control.

              SECTION 15.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its Subsidiaries is located.

              SECTION 15.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto, any paying agent, any Note registrar and their successors hereunder and the holders of

Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

              SECTION 15.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

              SECTION 15.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

              Bank of Montreal Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

              IN WITNESS WHEREOF, Continental Cablevision, Inc. has caused this Indenture to be signed and acknowledged by its Vice President and Treasurer, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary, and Bank of Montreal Trust Company has caused this Indenture to be signed and acknowledged by one of its Vice Presidents, and has caused its corporate seal to be affixed hereunto and the same to be attested by an Assistant Vice President thereof, as of the day and year first written above.

                                          CONTINENTAL CABLEVISION, INC.


                                          By
                                             -----------------------------------
                                          Name:  P. Eric Krauss
                                          Title: Vice President and Treasurer




[Seal]

Attest:


----------------------------------
Name:
Title:


                                          BANK OF MONTREAL TRUST COMPANY


                                          By
                                             -----------------------------------
                                          Name:  Mark F. McLaughlin
                                          Title: Vice President

[Seal]

Attest:


----------------------------------
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS                )
                                             ) ss.:
COUNTY OF SUFFOLK                            )



              On the th day of December, 1995, before me personally came P. Eric Krauss, to me known, who, being by me duly sworn, did depose and say that he resides at 1666 Commonwealth Avenue, Brighton, Massachusetts; that he is the Vice President and Treasurer, of Continental Cablevision, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                         ---------------------------------------
                                                      Notary Public

                                         My Commission Expires

[NOTARIAL SEAL]

STATE OF NEW YORK              )
                               ) ss.:
COUNTY OF NEW YORK             )



              On the 11th day of December, 1995, before me personally came Mark
F. McLaughlin, to me known, who, being by me duly sworn, did depose and say that he resides at 44 Norwood Avenue, Allenhurst, New Jersey; that he is a Vice President of Bank of Montreal Trust Company, the bank described in and which executed the above instrument; that he knows the seal of said bank; that the seal affixed to the said instrument is such seal; that it was so affixed by authority of the Board of Directors of said bank; and that he signed his name thereto by like authority.


                                         ---------------------------------------
                                                      Notary Public

                                         My Commission Expires

[NOTARIAL SEAL]

                                                                       EXHIBIT A


                               Form of Certificate

                                                              -------------, ---

Bank of Montreal Trust Company
77 Water Street
New York, New York  10005
Attention:  Corporate Trust Department

Continental Cablevision, Inc.
The Pilot House
Lewis Wharf
Boston, Massachusetts  02110
Attention:  Corporate Secretary

              Re: Continental Cablevision, Inc. (the "Company") 8.30% Senior Notes Due 2006 (the "Notes")


Dear Sirs:

              This letter relates to U.S. $_____________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture (the "Indenture") dated as of December 13, 1995 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the Legended Note for an unlegended Note representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

              You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                 Very truly yours,

                                                 [Name of Noteholder]


                                                 By:___________________________
                                                    Authorized Signature

                                                                       EXHIBIT B



                            Form of Certificate to Be
                          Delivered in Connection with

                    Transfers to Non-QIB Accredited Investors

                                                              -------------, ---

Bank of Montreal Trust Company
77 Water Street
New York, New York  10005
Attention:  Corporate Trust Department

Continental Cablevision, Inc.
The Pilot House
Lewis Wharf
Boston, Massachusetts  02110
Attention:  Corporate Secretary

              Re: Continental Cablevision, Inc. (the "Company") 8.30% Senior Notes Due 2006 (the "Notes")


Dear Sirs:

              In connection with our proposed purchase of $____________ aggregate principal amount of the Notes, we confirm that:

              1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of December 13, 1995 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

              2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only
     (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

              3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

              4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

              5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

              You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                 Very truly yours,

                                                 [Name of Transferee]


                                                 By:___________________________
                                                    Authorized Signature

                                                                       EXHIBIT C



                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                              -------------, ---

Bank of Montreal Trust Company
77 Water Street
New York, New York  10005
Attention:  Corporate Trust Department

Continental Cablevision, Inc.
The Pilot House
Lewis Wharf
Boston, Massachusetts  02110
Attention:  Corporate Secretary

              Re: Continental Cablevision, Inc. (the "Company") 8.30% Senior Notes Due 2006 (the "Notes")


Dear Sirs:

              In connection with our proposed sale of $_____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

              (1) the offer of the Notes was not made to a person in the United States;

              (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

              (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

              (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                 Very truly yours,

                                                 [Name of Transferor]


                                                 By:___________________________
                                                    Authorized Signature






                                       C-2